Exhibit 1.1

FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED

9,600,000 Shares

Common Shares
(no par value per Share)

FORM OF UNDERWRITING AGREEMENT

[          ], 2018

FORM OF UNDERWRITING AGREEMENT

[       ], 2018
Barclays Capital Inc.
UBS Securities LLC

CIBC World Markets Corp.

As representatives of the several
Underwriters named in Schedule A hereto,

c/o Barclays Capital Inc.
747 7th Avenue
New York, New York 10019

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o CIBC World Markets Corp.
161 Bay Street, 7th Floor

Toronto, ON M57 2S8

Ladies and Gentlemen:

CIBC Investments (Cayman) Limited, a Cayman Islands corporation (the “Selling Shareholder”), proposes to sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 9,600,000 (the “Firm Shares”) common shares, no par value per share (the “Common Shares”) of FirstCaribbean International Bank Limited, a Barbados company (the “Company”).  In addition, solely for the purpose of covering over-allotments, the Selling Shareholder proposes to grant to the Underwriters the option to purchase from the Selling Shareholder up to an additional 1,440,000 Common Shares (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-223901) under the Act, including a prospectus, relating to the Shares.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses” and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, an “Electronic Road Show”).  The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on  Schedule B attached hereto under the heading “Permitted Exempt Written Communications.”

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto under the heading “Pricing Information Provided Orally by Underwriters,” the Preliminary Prospectus and all Permitted Free Writing Prospectuses, if any, identified on Schedule B hereto as being included in the Disclosure Package, considered together.

“Applicable Time,” as used herein, means [         ] [“A.M.” / “P.M.”], New York City time, on [•], 2018.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. [      ]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Shares.

The Company hereby confirms its engagement of Barclays Capital Inc., and Barclays Capital Inc. hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Barclays Capital Inc., in its capacity as qualified independent underwriter, is referred to herein as the “Independent Underwriter.”

The Company, the Selling Shareholder and the Underwriters agree as follows:

1.                                      Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Selling Shareholder, the respective number of Firm Shares (subject to such adjustment as the Representatives may determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Selling Shareholder, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto, subject to adjustment in accordance with Section 11 hereof, bears to the total number of Firm Shares, in each case at a purchase price of $[        ] per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition,  the Selling Shareholder hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Shareholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Shareholder for the Firm Shares.  The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Selling Shareholder.  Such notice shall set forth the aggregate number of Additional Shares as to which the Over-Allotment Option is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Selling Shareholder by federal funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on [   ], 2018 (unless another time shall be agreed to by you, the Company and the Selling Shareholder or unless postponed in accordance with the provisions of Section 11 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at Four Times Square, New York, New York 10036-6522, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters and the Independent Underwriter that:

(a)                                 the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b)                                 as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form F-1 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any, and the Permitted Exempt Written Communications, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the

Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated [         ] is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Shares contemplated hereby are solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show;

(d)                                 as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e)                                  each Permitted Exempt Written Communication, if any, when taken together with the Disclosure Package, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f)                                   the Company has, prior to the date of the Preliminary Prospectus, furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications;

(g)                                  the Company has filed publicly on the Commission’s EDGAR database at least 15 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any confidentially submitted registration statements and registration statement amendments relating to the offer and sale of the Shares;

(h)                                 each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(i)                                     as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the

Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital”(and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); all of the issued and outstanding shares, including the Common Shares, of the Company have been duly authorized and validly issued and are fully paid, have been issued in compliance with the Companies Act, Cap. 308 of the laws of Barbados (the “Barbados Companies Act”) and all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; prior to the date hereof, the Company has duly effected and completed a 30-for-1 reverse share split of the Common Shares in the manner described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; and the charter of the Company and the Bylaws of the Company, each in the form filed as an exhibit to the Registration Statement, have been heretofore duly authorized and approved in accordance with the Barbados Companies Act are effective and in full force and effect at or before the time of purchase; the Shares are duly listed on the NYSE and the International Securities Market (“ISM”) of the Barbados Stock Exchange, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE;

(j)                                    the Company has been duly incorporated and is validly existing as a company in good standing under the laws of Barbados, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, if any, and to execute and deliver this Agreement;

(k)                                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent the consummation of the transactions contemplated hereby or (iii) prevent the Common Shares from being accepted for listing on, or result in the delisting of Common Shares from the NYSE and the ISM (the occurrence of any such effect or any such prevention or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(l)                                     the Company has no subsidiaries (as defined under the Act) other than the subsidiaries listed on Schedule C hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries, except FirstCaribbean International Bank (Bahamas) Limited; complete and correct copies of the charters and the bylaws of the Company and each Subsidiary as currently in effect have been made available to you, and except as set forth in the exhibits to the Registration

Statement, no changes therein will be made to the Company’s charter or bylaws on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase; (i) each Significant Subsidiary (defined below) has been duly organized and is validly existing as a corporation, or the equivalent, in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) each Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except with respect to any of (i) or (ii) where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company; provided that the Company owns 95.21% of the outstanding shares of the capital stock of FirstCaribbean International Bank (Bahamas) Limited, subject to no security interest, other encumbrance or adverse claims except as described in the Registration Statement, Disclosure Package and the Prospectus; and except as described in the Registration Statement, Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries have been issued by the Company or the Subsidiaries; FirstCaribbean International Bank (Barbados) Limited, FirstCaribbean International Bank (Bahamas) Limited and FirstCaribbean International Bank (Cayman) Limited are the only Subsidiaries of the Company that would each be considered a “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act (each, a “Significant Subsidiary”) as of January 31, 2018;

(m)                             the Shares to be sold by the Selling Shareholder pursuant hereto have been duly and validly authorized and issued, are fully paid and were not issued in violation of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be sold by the Selling Shareholder pursuant hereto are and, after they are delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(n)                                 the authorized capital of the Company, including the Shares, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates representing the Shares are in due and proper form;

(o)                                 this Agreement has been duly authorized, executed and delivered by the Company;

(p)                                 neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any local or foreign law, regulation or rule, including, without limitation, the Exchange Control Act, Cap.71 of the laws of Barbados (“Barbados Exchange Control Act”) and the Securities Act, Cap.318A of the laws of Barbados (“Barbados Securities Act”) or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE or the ISM), or (E) any decree, judgment or order applicable to it or any of its properties, except, in each such case (other  than pursuant to subclause (A) above), where such breach, violation or default would not,  individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q)                                 the execution, delivery and performance of this Agreement by the Company, the sale of the Shares to be sold by the Selling Shareholder pursuant hereto and the consummation by the Company of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state local or foreign law, regulation or rule applicable to the Company, including, without limitation, the Barbados Exchange Control Act and the Barbados Securities Act or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority applicable to the Company (including, without limitation, the rules and regulations of the NYSE and the ISM, or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in each such case (other than pursuant to subclause (A)  above), where such conflict, breach, violation or default would not, individually or in the  aggregate, reasonably be expected to have a Material Adverse Effect;

(r)                                    no approval, authorization, consent or order of or filing with any local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the ISM), or approval of the shareholders of the Company, is required in connection with the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Rules of FINRA, (iv) any listing applications and related consents or any notices required by the NYSE or the ISM in the ordinary course of the offering of the Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Act, (vi) the prior written approval of the Exchange Control Authority of the Central Bank of Barbados, (vii) any orders of the Barbados Financial Services Commission, (viii) the approval of the Bank Supervision Department of the Central Bank of Barbados, and (ix) the orders and decisions of the Barbados Stock Exchange, Inc.

(s)                                   except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Common Shares or shares of any other class or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company any Common Shares or shares of any other class of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any Common Shares or shares of any other class of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(t)                                    each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, in order to conduct their respective businesses; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(u)                                 except as disclosed in the Registration Statement, Disclosure Package and  the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers, in their capacities  as such, is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE and the ISM), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any

Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)                                 Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(w)                               the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; except as otherwise stated therein; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(x)                                 subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital or any material change in the outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of the Company or any Subsidiary, except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus;

(y)                                 the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of (i) each of its directors, director nominees and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) and (ii) the Selling Shareholder;

(z)                                  neither the Company nor any Subsidiary is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, neither of them will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the Company does not believe it was treated as a “passive foreign investment company” as such term is defined  in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), for the 2017 tax year;

(aa)                          the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 3(bb), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)                          each of the Company and the Subsidiaries either has permission or authorization to use, or owns or possesses, valid and enforceable licenses for all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except as would not reasonably be expected to have a Material Adverse Effect; and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Subsidiaries with respect to the Intellectual Property; neither the Company nor any of the Subsidiaries has knowingly infringed or is knowingly infringing the intellectual property of a third party, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary;

(cc)                            except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the Barbados Employment Rights Tribunal and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(dd)                          the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ee)                            to the Company’s knowledge, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and, to the Company’s knowledge, all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(ff)                              the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(gg)                            except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(hh)                          the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii)                                  the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Act) of the Company, if any, have been identified to the Company’s independent registered public accountants, if required, and are disclosed in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries

and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(jj)                                each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;

(kk)                          all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll)                                  neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(mm)                  the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nn)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority;

(oo)                          the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(pp)                          no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(qq)                          the sale of the Shares to be sold by the Selling Shareholder as contemplated hereby will not cause any holder of any shares, securities convertible into or exchangeable or exerciseable for shares or options, warrants or other rights to purchase shares or any other securities of the Company to have any right to acquire any preferred shares of the Company;

(rr)                                except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(ss)                              neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, or controlled affiliates has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(tt)                                to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriters; and

(uu)                          the Company and its Subsidiaries hold the applicable banking, insurance, trust business, securities and trustee/executor/administrator licenses to carry on its business in each of its applicable jurisdictions, and such licenses are in full force and effect; the Company and each Subsidiary are in compliance with all applicable laws administered by, and regulations of, the Central Bank of Barbados, the Barbados Financial Services Commission, the Central Bank of the Bahamas, the Securities Commission of the Bahamas and the Cayman Islands Monetary Authority (collectively the “Primary Regulators”), except where the failure to be in compliance with such laws and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company or any of its Subsidiaries has been advised by any of the Primary Regulators, nor is the Company or any of its Subsidiaries otherwise aware that such Primary Regulator is contemplating any action that would impair the Company’s, or any of its Subsidiaries’, ability to carry on its business and operations as described in the Disclosure Package.

In addition, any certificate signed by any officer of the Company and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.             Representations and Warranties of the Selling Shareholder.  The Selling Shareholder represents and warrants to each of the Underwriters and the Independent Underwriter that:

(a)           to the knowledge of the Selling Shareholder, as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form F-1 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 4(a) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(b)           the Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus;  the Company has not authorized the Selling Shareholder to engage in any Exempt Oral Communication or Covered Exempt Written Communication;

(c)           neither the execution, delivery and performance of this Agreement nor the sale by the Selling Shareholder of the Shares to be sold by the Selling Shareholder pursuant to this Agreement nor the consummation of the transactions contemplated hereby or thereby will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the charter or bylaws or other organizational instruments of the Selling Shareholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule including, without limitation, the Barbados Exchange Control Act and the Barbados Securities Act, (iv) or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE, the ISM or the Toronto Stock Exchange (the “TSX”) or (v) any decree, judgment or order applicable to the Selling Shareholder or any of its properties, except in the case of (ii), (iii), (iv) or (v)  as would not, individually or in the aggregate, reasonably be expected to materially  impact such Selling Shareholder’s ability to perform its obligations under this Agreement;

(d)           no approval, authorization, consent or order of or filing with any local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE, the ISM, or the TSX) is required in connection with the sale of the Shares to be sold by the Selling Shareholder pursuant to this Agreement or the consummation by the Selling Shareholder of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Rules of FINRA, (iv) the prior written approval of the Exchange Control Authority of the Central Bank of Barbados or (v) or any orders of the Barbados Financial Services Commission;

(e)           neither the Selling Shareholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(f)            there are no affiliations or associations between any member of FINRA and the Selling Shareholder, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(g)           the Selling Shareholder now is and, at the time of delivery of such Shares (whether the time of purchase or any additional time of purchase, as the case may be), will be the lawful owner of the number of Shares to be sold by the Selling Shareholder pursuant to this Agreement and has and, at the time of delivery of such Shares, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or any additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(h)           the Selling Shareholder has and, at the time of delivery of the Shares to be sold by the Selling Shareholder pursuant to this Agreement (whether the time of purchase or any additional time of purchase, as the case may be), will have full legal right, power and capacity, and all authorizations and approvals required by law (other than those imposed by the Act and state securities or blue sky laws), to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by the Selling Shareholder herein;

(i)            this Agreement has been duly authorized, executed and delivered by the Selling Shareholder;

(j)            the sale of the Shares to be sold by the Selling Shareholder pursuant to this Agreement is not prompted by any material non-public information concerning the Company or any Subsidiary which is not set forth in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(k)           at the time of purchase and each additional time of purchase, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Shareholder to the several Underwriters hereunder will be fully paid or provided for by the Selling Shareholder, and all laws imposing such taxes will be fully complied with; and

(l)            the Selling Shareholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

In addition, any certificate signed by any officer of the Selling Shareholder or the Selling Shareholder’s subsidiaries or by any representative of the Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Selling Shareholder, as to matters covered thereby, to each Underwriter.

5.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); or to subject itself to taxation in  respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)           if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its commercially reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d)           for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you as soon as possible upon an event that causes the Company to no longer qualify as an EGC;

(e)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have reasonably objected as soon as reasonably practicable in writing;

(f)            subject to Section 5(h) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and, during the period from the date of this Agreement until the time of purchase, or until such other date that the Underwriters notify the Company in writing is the end of the period that a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule), to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have reasonably objected as soon as reasonably practicable in writing and to promptly notify you of such filing;

(g)           to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 5(h) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h)           to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i)            to furnish to you one copy for each Representative and one copy for Underwriters’ counsel copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j)            if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 9(e) hereof; provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k)           to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l)            beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Shares as contemplated by this Agreement, (B) issuances of Common Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement, each Preliminary Prospectus and the  Prospectus; and (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity plans that are described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus;

(m)          not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(n)           not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(o)           to use its best efforts to cause the Common Shares, including the Shares, (i) to be listed on the NYSE and the ISM and to maintain such listings on the NYSE and the ISM following their delisting from the local exchanges of the Barbados Stock Exchange Inc., the Trinidad and Tobago Stock Exchange Limited and the Eastern Caribbean Stock Securities Exchange; and

(p)           for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Shares.

6.             Certain Covenants of the Selling Shareholder.  The Selling Shareholder hereby agrees:

(a)           not to, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(b)           not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c)           to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares being sold by the Selling Shareholder;

(d)           to advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, of (i) any material change in the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any change in information in the Registration Statement, the Disclosure Package and the Prospectus relating to the Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Registration Statement, the Disclosure Package and the Prospectus which comes to the attention of the Selling Shareholder; and

(e)           prior to or concurrently with the execution and delivery of this Agreement, to execute and deliver to the Underwriters a Lock-Up Agreement.

7.             Covenant to Pay Costs.  The Selling Shareholder agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement,

each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law  (including the legal fees and filing fees and other disbursements of counsel for the Underwriters, in an amount not to exceed $25,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and the ISM, (vi) any fees to register the Shares under the Exchange Act, (vii) any filing fee related to any filing for review of the public offering of the Shares by FINRA, including the legal fees and other disbursements of counsel to the Underwriters relating to FINRA matters in an amount not to exceed $45,000, (viii) the fees and disbursements of any transfer agent or registrar for the Shares, (ix) the costs and expenses of the Company and the Selling Shareholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by the Selling Shareholder and any such consultants, and 50% the cost of any aircraft chartered in connection with the road show, the costs of all Exempt Oral Communications and Covered Exempt Written Communications, (x) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of the DTC, (xi) the preparation and filing of the Exchange Act Registration Statement and any Form S-8 (or similar) registration statement, including any amendments thereto. It is understood, however, that except as provided in this Section 7, and in Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including their travel and lodging  expenses, including 50% of the cost of any aircraft chartered in connection with the road show,  the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any  advertising expenses connected with any offers they may make.

8.             Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Selling Shareholder shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters and the Independent Underwriter for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of their counsel.

9.             Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters and the Independent Underwriter hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company and the Selling

Shareholder on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and the Selling Shareholder of each of their obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you and the Independent Underwriter at the time of purchase and, if applicable, at the additional time of purchase, an opinion and negative assurance statement of Mayer Brown LLP, counsel for the Company, addressed to the Underwriters and the Independent Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter and the Independent Underwriter, and in form and substance satisfactory to the Representatives, in the forms set forth in Exhibit B-1 and Exhibit B-2, respectively, hereto.

(b)           The Company shall furnish to you and the Independent Underwriter at  the time of purchase and, if applicable, at the additional time of purchase, an opinion of  Chancery Chambers LLP, Barbados counsel for the Company, addressed to the  Underwriters and the Independent Underwriter, and dated the time of purchase or the  additional time of purchase, as the case may be, with executed copies for each  Underwriter and the Independent Underwriter, and in form and substance satisfactory  to the Representatives, in the form set forth in Exhibit C hereto.

(c)           The Selling Shareholder shall furnish to you and the Independent Underwriter at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Mayer Brown LLP, counsel for the Selling Shareholder, addressed to the Underwriters and the Independent Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter and the Independent Underwriter, and in form and substance satisfactory to the Representatives, in the form set forth in Exhibit D hereto.

(d)           The Selling Shareholder shall furnish to you and the Independent  Underwriter at the time of purchase and, if applicable, at the additional time of  purchase, an opinion of Ogier Global (Cayman) Limited, Cayman Islands counsel for the  Company and the Selling Shareholder, addressed to the Underwriters and the Independent Underwriter,  and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter and the Independent Underwriter, and in  forms and substance satisfactory to the Representatives, in the form set forth in Exhibit E-1 and Exhibit E-2 hereto.

(e)           You and the Independent Underwriter shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus and the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters and the Independent Underwriter (with executed copies for each Underwriter and the Independent Underwriter) in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(f)            You and the Independent Underwriter shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, and Clarke Gittens Farmer, Barbados counsel for the Underwriters dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected as soon as reasonably practicable in writing.

(h)           The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be.  If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(i)            Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, and none of the Permitted Exempt Written Communications, if any, when taken together with the Disclosure Package, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(j)            The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you and the Independent Underwriter a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit F hereto.

(k)           The Selling Shareholder will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate signed by a representative of the Selling Shareholder, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit G hereto.

(l)            The Company will, on the date of this Agreement and at the time of purchase, deliver to you and the Independent Underwriter a certificate of its chief financial officer, dated the respective dates of delivery thereof, with respect to certain financial date contained in the Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to you and the Independent Underwriter.

(m)          You shall have received each of the signed Lock-Up Agreements referred to in Section 3(z) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(n)           The Company and the Selling Shareholder shall have furnished to you and the Independent Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you or the Independent Underwriter may reasonably request.

(o)           The Shares shall have been approved for listing on the NYSE and the ISM, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(p)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

10.          Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE or the ISM; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

If the Representatives elect to terminate this Agreement as provided in this Section 10, the Company, the Selling Shareholder and each other Underwriter and the Independent Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or the Selling Shareholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company and the Selling Shareholder shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Shareholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.          Increase in Underwriters’ Commitments.  Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Selling Shareholder agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or the Selling Shareholder to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or to the Selling Shareholder.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.          Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, and one or more Covered Exempt Written

Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading and will reimburse each “indemnified party” (defined below) for any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending against any loss, damage, expense, liability, claim, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such fees and expenses are incurred.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 12, the Company agrees to indemnify, defend and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Independent Underwriter or any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon the Independent Underwriter’s acting as a “qualified Independent Underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, damage, expense, liability or claim.  Section 12(b) shall apply equally to any Proceeding (as defined below) brought against the Independent Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to one local counsel) for the Independent Underwriter and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 12(a), in any such Proceeding.

Without in any way limiting the provisions of this Section 12(a), if the Company fails, for whatever reason, to comply with any obligation pursuant to this Section 12(a) above within a  period of 45 days from the date the Company receives notice from any indemnified party of the  occurrence of an event or circumstance that gives rise to such obligation pursuant to the  provisions of this Section 12(a) above (or thereafter fails to so comply), then the Selling

Shareholder hereby agrees to be fully liable to such indemnified party for such obligation. Without in any way limiting the provisions of this Section 12(a), if the Company fails, for whatever reason, to comply with its obligation pursuant to Section 12(a) above to any Independent Underwriter within a period of 45 days from the date the Company receives notice from such Independent Underwriter of the occurrence of an event or circumstance that gives rise to such obligation pursuant to the provisions of this Section 12(a) above (or thereafter fails to so comply), then the Selling Shareholder also hereby agrees to be fully liable to such Independent Underwriter for such obligation. In addition to the provisions of this Section 12(a) and to the obligations set forth in the first two sentences of this paragraph above, if a Bankruptcy Event (as defined below) occurs, then the Selling Shareholder shall indemnify and hold harmless each indemnified party, and the successors and assigns of all the foregoing persons, from and against any loss, claim, damage or liability (including the reasonable cost of investigation) which, jointly or severally, any indemnified party or any such person may incur under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such loss, damage, expense, liability or claim arises from or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Disclosure Package, issuer free writing prospectus, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; provided, however, that the Selling Shareholder’s aggregate liability under this paragraph of Section 12(a) shall be limited to an amount equal to the net proceeds (after deducting the selling commission but before deducting expenses) received by the Selling Shareholder from the sale of the Shares pursuant to this Agreement. For the purposes of this Section 12(a), a “Bankruptcy Event” shall occur if the Company or any of its subsidiaries (i)  stops paying, or admits that it is generally unable to pay, its debts as they become due (excluding for such purposes the portion of any such debts as to which a reputable and creditworthy insurance company has acknowledged liability in writing); (ii) commences voluntarily proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or files an application for the appointment of an administrative or other receiver, manager or administrator, or any such other similar official, in relation to the Company or any of its subsidiaries; (iii) enters into any composition or other similar arrangement with such party’s creditors, or a proceeding is initiated against the Company or any of its subsidiaries under applicable bankruptcy or insolvency law or law with similar effect and is not discharged or removed within 45 days; (iv) is adjudicated or found bankrupt or insolvent, or the Company or any of its subsidiaries is ordered by a court or passes a resolution to dissolve, or a receiver, administrator or similar person is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the undertakings or assets of the Company or any of its subsidiaries and is not discharged or removed within 45 days; or (v) any event occurs or action is taken that has effects similar to those events or actions described herein. The Company agrees to indemnify and hold harmless the Selling Shareholder against any losses, claims, damages or liabilities, joint or several, to which the Selling Shareholder may become subject under this Section 12(a); provided, however, that the Company will not be required to indemnify and hold harmless the Selling Shareholder to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of the Registration Statement, the Disclosure Package, issuer free writing prospectus, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), in each case in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, the Selling Shareholder and any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Shareholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Selling Shareholder or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (c), respectively, of this Section 12, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) of this Section 12; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that except as provided in the second paragraph of Section 12(a) such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party  at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a) and (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the

Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholder, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative benefits received by the Independent Underwriter in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121) shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (e) above.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission and the Independent Underwriter, in its capacity as “qualified independent underwriter” (within the meaning of FINRA Rule 5121), shall in no event be required to contribute any amount that exceeds the amount of any damage which the Independent Underwriter has otherwise been required to pay by reason of the Independent Underwriter’s acting in such capacity in connection with the offering contemplated by this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Shareholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Independent Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter or the Independent Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Shareholder, their respective directors or officers or any person who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Shares to be sold by the Selling Shareholder pursuant hereto.  The Company, the Selling Shareholder and each Underwriter and the Independent Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Shareholder, against any of their officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

13.          Information Furnished by the Underwriters.  The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fourth paragraph and (ii) in all of the paragraphs under the subheader “Price Stabilization, Short Positions,” in each case under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 12 hereof.

14.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to c/o Barclays Capital Inc. 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration, (fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate (fax: (212) 713-3371), c/o CIBC World Markets Corp. (fax: (212) 667-6303); and if to the Independent Underwriter, shall be sufficient in all respects if delivered or sent to c/o Barclays Capital Inc. 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration, (fax: (646) 834-8133); if to the Company, shall be sufficient in all respects if delivered or sent to the Company at The Michael Mansoor Building, Warrens, St. Michael, BB22026, Barbados, (fax: (246) 421-9514), Attention: Brian Clarke QC, General Counsel & Corporate Secretary, and, if to the Selling Shareholder, shall be sufficient in all respects if delivered or sent to the Selling Shareholder at CIBC Financial Centre, 11 Dr. Roy’s Drive, PO Box 694, Grand Cayman, KY1 1107, Cayman Islands (fax: (345) 945-6211), Attention: Patricia Golsteyn, Chief Financial Officer.

15.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Shareholder each consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Selling Shareholder each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Selling Shareholder (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Selling Shareholder each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Shareholder is or may be subject, by suit upon such judgment.

17.          Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Independent Underwriter, the Company and the Selling Shareholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18.          No Fiduciary Relationship.  The Company and the Selling Shareholder each hereby acknowledges that the Underwriters are acting solely as underwriters, and the Independent Underwriter is acting solely as a “qualified independent underwriter” within the meaning of FINRA Rule 5121, in connection with the purchase and sale of the Company’s securities.  The Company and the Selling Shareholder each further acknowledges that the Underwriters and the Independent Underwriter are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters or the Independent Underwriter act or be responsible as a fiduciary to the Company or the Selling Shareholder, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters or the Independent Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters and the Independent Underwriter hereby expressly disclaim any fiduciary or similar obligations to the

Company or the Selling Shareholder, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Shareholder hereby confirm their understanding and agreement to that effect.  The Company, the Selling Shareholder, the Underwriters and the Independent Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters or the Independent Underwriter to the Company or the Selling Shareholder regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Shareholder.  The Company, the Selling Shareholder and the Underwriters and the Independent Underwriter agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company the Selling Shareholder, and that the Independent Underwriter is not acting as the agent or fiduciary of the Company or the Selling Shareholder, and no Underwriter or Independent Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company or the Selling Shareholder with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter or the Independent Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters).  The Company and the Selling Shareholder each hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholder may have against the Underwriters or the Independent Underwriter with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or the Selling Shareholder in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

19.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Independent Underwriter and the Company, the Selling Shareholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholder’s, the Independent Underwriter’s and any of the Underwriters’ respective businesses and/or assets.

21.          Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholder, the Independent Underwriter and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholder, the Independent Underwriter and the Underwriters, severally.

Very truly yours,

FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED

By:
Name:
Title:

Witness:
Name:
Address:
Occupation:

CIBC INVESTMENTS (CAYMAN) LIMITED

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

BY: BARCLAYS CAPITAL INC.

By:
Name:
Title:

BY:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	CIBC World Markets Corp.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BARCLAYS CAPITAL INC., as the Independent Underwriter

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
BARCLAYS CAPITAL INC.	[	]
UBS SECURITIES LLC	[	]
CIBC WORLD MARKETS CORP.	[	]
KEEFE, BRUYETTE & WOODS, INC.	[	]
RAYMOND JAMES & ASSOCIATES, INC.	[	]
SANDLER O’NEILL & PARTNERS, L.P.	[	]
WELLS FARGO SECURITIES, LLC	[	]

Total	[	]

SCHEDULE B

Permitted Free Writing Prospectuses

[   ]

Permitted Free Writing Prospectuses Included in Disclosure Package

[   ]

Permitted Exempt Written Communications

[   ]

Pricing Information Provided Orally by Underwriters

Price per share to the public: $[     ]

Number of Shares Offered: [      ]

SCHEDULE C

Entity Name	Jurisdiction
FirstCaribbean International Wealth Management Bank (Barbados) Limited	Barbados
FirstCaribbean International Bank (Barbados) Limited	Barbados
FirstCaribbean International Trust and Merchant Bank (Barbados) Limited	Barbados
FirstCaribbean International Land Holdings (Barbados) Limited	Barbados
FirstCaribbean International Operations Centre Limited	Barbados
FirstCaribbean International Finance Corporation (Leeward & Windward) Limited	St. Lucia
FirstCaribbean International Bank (Bahamas) Limited	Bahamas
Sentry Insurance Brokers Ltd.	Bahamas
FirstCaribbean International (Bahamas) Nominees Company Limited	Bahamas
CIBC Trust Company (Bahamas) Limited	Bahamas
March Limited	Bahamas
Commerce Services Limited	Bahamas
Corporate Associates Limited	Bahamas
FirstCaribbean International Land Holdings (TCI) Limited	Turks & Caicos Islands
FirstCaribbean International Bank (Jamaica) Limited	Jamaica
FirstCaribbean International Securities Limited	Jamaica
FirstCaribbean International Bank (Trinidad & Tobago) Limited	Trinidad
FirstCaribbean International Bank (Cayman) Limited	Cayman Islands
FirstCaribbean International Finance Corporation (Cayman) Limited	Cayman Islands
FirstCaribbean International (Cayman) Nominees Company Limited	Cayman Islands
CIBC Bank and Trust Company (Cayman) Limited	Cayman Islands
CIBC Fund Administration Services (Asia) Limited	Hong Kong
Commerce Advisory Services Limited	Cayman Islands

Commerce Corporate Services Limited	Cayman Islands
Commerce Management Services Limited	Cayman Islands
FirstCaribbean International Finance Corporation (Netherlands Antilles), N.V.	Netherlands Antilles
FirstCaribbean International Bank (Curaçao) N.V.	Netherlands Antilles

EXHIBIT A

LOCK-UP AGREEMENT

, [2018]

Barclays Capital Inc.
UBS Securities LLC
CIBC World Markets Corp.
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein

c/o Barclays Capital Inc.
747 7th Avenue
New York, New York 10019

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

c/o CIBC World Markets Corp.
161 Bay Street, 7th Floor

Toronto, ON M57 2S8

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by FirstCaribbean International Bank Limited, a Barbados company (the “Company”), the Independent Underwriter named therein, the Selling Shareholder named therein and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common shares, no par value per share, of the Company (the “Common Shares”) in the United States of America.

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Barclays Capital Inc., UBS Securities LLC and CIBC World Markets Corp. (together, the “Representatives”) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Shares or any other securities of the Company that are substantially similar to

Exhibit A - 1

Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares or any other securities of the Company that are substantially similar to Common Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Shares as contemplated by the Underwriting Agreement and the sale of the Common Shares to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions for estate planning purposes, including to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned and from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a  member of the immediate family of the undersigned, provided that the recipient agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) a sale  in the open market or surrender to the Company of any options or Common Shares underlying options in order to pay the exercise price or taxes associated with the exercise of options, (e) transfers by will or intestacy, or (f) transfers or distributions pursuant to any bona fide third-party  tender offer, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company, provided that in the event that  such tender offer, merger, consolidation or other such transaction is not completed, the securities  of the Company held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse of the undersigned, and any lineal descendent, father, mother, brother or sister of the undersigned, by blood, marriage or adoption.

Notwithstanding anything herein to the contrary, the preceding paragraph shall not apply to the sale of Firm Shares or Additional Shares by the Selling Shareholder to the Underwriters pursuant to the Underwriting Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, unless an exception is provided  above, during the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action

Exhibit A - 2

designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to Common Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

*     *     *

Exhibit A - 3

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Exhibit A - 4